Exhibit 99.1

DEAR SHAREHOLDER

GLADE M. KNIGHT

The Apple REIT Six, Inc. strategy—evident in our portfolio of 66 Marriott®- and Hilton®-branded hotels, with a combined total of 7,658 rooms, virtually unencumbered by debt and diversified across 18 states—has always been conservative. Through this simple ownership strategy, I believe we successfully managed the recent economic downturn and are well-poised for improved operations as positive economic conditions continue to become more prevalent across our markets.

The Apple REIT Six portfolio of hotels reported improvements across key performance indicators during the first quarter of 2011 as compared to the same three-month period last year. During the first three months of this year, the average occupancy rate was 69 percent, average daily rate (ADR) $107 and revenue per available room (RevPAR) $74. As compared to results from the same period of 2010, occupancy was up approximately three percent, ADR was up approximately five percent and RevPAR was up by nine percent. As we enter the typically busier summer travel season, with additional opportunities for revenue growth, we will strive towards an optimal balance of occupancy and ADR that will further maximize RevPAR. The Apple REIT Six portfolio includes hotels in Alabama, near areas affected by the devastating tornados that struck in late April. I am pleased to report that our hotels did not suffer any significant damage and are currently accommodating a variety of response workers and insurance teams.

The Company achieved funds from operations (FFO) during the first quarter of 2011 that totaled $17.3 million, or $0.19 per share, up approximately 12 percent as compared to FFO for the same period last year. Over the first three months of the year, the Company paid distributions of $0.19 per share, representative of an annualized distribution rate of seven percent based on an $11 share price. From the time of the first Apple REIT Six distribution payment through March 31, 2011, the Company has paid total distributions of approximately $5.98 per share. The Company sets an annualized distribution rate to provide shareholders consistency over the life of our program. We closely monitor our annualized distribution rate, taking into account varying economic cycles and capital improvements as well as current and projected hotel performance, and may make adjustments as needed, based on available cash resources.

The Company continues to review our various strategic alternatives with our financial advisors. Although we cannot provide assurance that we will complete any strategic alternatives, our goal is, as always, to maximize shareholder value and we believe conditions within the hotel industry and lending markets make now an advantageous time to pursue our options. A transaction of this magnitude is complex and could take a substantial period of time to accomplish. Details regarding this process will be made public if our Board of Directors approves a specific alternative or has other reason to comment.

With hotel performance trending upward across our portfolio I am optimistic that 2011 will be a good year for Apple REIT Six. Industry analysts anticipate the increase in demand together with limited new lodging supply will continue to drive improvements in RevPAR across the hotel industry throughout 2011 and 2012. Our team is committed to maximizing shareholder value and confident our steady and conservative approach to hotel ownership and capital management will enable us to meet our goals over the long term. Future shareholder reports will continue to outline our performance in detail. As always, thank you for your investment.

Sincerely,
Glade M. Knight
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended March 31, 2011	Three months ended March 31, 2010

REVENUES
Room revenue	$50,769	$46,966
Other revenue	3,758	3,465
Reimbursed expenses	1,824	1,632

Total revenue	$56,351	$52,063

EXPENSES
Direct operating expense	$14,368	$13,398
Other hotel operating expenses	21,227	20,188
Reimbursed expenses	1,824	1,632
General and administrative	1,245	1,037
Depreciation	7,857	7,631
Interest expense, net	889	909

Total expenses	$47,410	$44,795

NET INCOME
Income from continuing operations	$8,941	$7,268
Income from discontinued operations	515	389

Net income	$9,456	$7,657

Income from continuing operations per share	$0.10	$0.08
Income from discontinued operations per share	-	-

Net Income per share	$0.10	$0.08

FUNDS FROM OPERATIONS (A)
Net income	$9,456	$7,657
Depreciation of real estate owned	7,857	7,762

Funds from operations	$17,313	$15,419

FFO per share	$0.19	$0.17

WEIGHTED-AVERAGE SHARES OUTSTANDING	91,356	91,363

OPERATING STATISTICS
Occupancy from continuing operations	69%	67%
Average daily rate from continuing operations	$107	$102
RevPAR from continuing operations	$74	$68
Number of continuing hotels	66	66
Dividends per share	$0.19	$0.21

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	March 31, 2011	December 31, 2010

ASSETS
Investment in real estate, net	$760,130	$764,557
Hotels held for sale	10,755	10,755
Other assets	18,475	12,901

Total assets	$789,360	$788,213

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$72,720	$63,736
Other liabilities	4,299	4,706

Total liabilities	77,019	68,442
Total shareholders’ equity	712,341	719,771

Total liabilities & shareholders’ equity	$789,360	$788,213

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2011 and the results of operations for the interim periods ended March 31, 2011. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2010 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Birmingham, Dothan (2), Huntsville (2), Montgomery, Tuscaloosa (2)
ALASKA
Anchorage (3)
ARIZONA
Phoenix
CALIFORNIA
Arcadia (2), Bakersfield, Folsom, Foothill Ranch, Lake Forest, Milpitas, Roseville, San Francisco
COLORADO
Boulder, Denver (2)
CONNECTICUT
Farmington, Rocky Hill, Wallingford
FLORIDA
Clearwater, Lakeland, Lake Mary, Orange Park, Panama City, Pensacola (3), Tallahassee
GEORGIA
Albany, Columbus, Savannah, Valdosta
NEW JERSEY
Mt. Olive, Somerset
NEW YORK
Saratoga Springs
NORTH CAROLINA
Roanoke Rapids
OREGON
Hillsboro (3), Portland
PENNSYLVANIA
Pittsburgh
SOUTH CAROLINA
Myrtle Beach
TENNESSEE
Nashville
TEXAS
Arlington (2), Dallas, Fort Worth (3), Laredo (2), Las Colinas, McAllen
VIRGINIA
Fredericksburg
WASHINGTON
Kent, Mukilteo, Redmond, Renton

CORPORATE HEADQUARTERS
814 East Main Street Richmond, Virginia 23219 (804) 344-8121 (804) 344-8129 FAX www.applereitsix.com

INVESTOR INFORMATION
For additional information about the company, please contact: Kelly Clarke, Director of Investor Services 804-727-6321 or kclarke@applereit.com

CORPORATE PROFILE

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our portfolio consists of 66 hotels, containing a total of 7,658 guestrooms in 18 states.

MISSION

Apple REIT Six is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: RESIDENCE INN, PORTLAND, OR

All references to the Apple REIT Six, Inc. portfolio of hotels throughout this document exclude two hotels that are currently held for sale with an anticipated closing date of early June 2011. The two hotels held for sale—a TownePlace Suites® by Marriott® and a SpringHill Suites® by Marriott®—are located in Tempe, AZ.

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Six or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Six offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Six, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Six offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

COURTYARD

Hilton
Garden Inn

FROM LEFT TO RIGHT, TOP TO BOTTOM: TOWNEPLACE SUITES, ARLINGTON, TX; COURTYARD, LAKE MARY, FL; FAIRFIELD INN, ORANGE PARK, FL; HILTON GARDEN INN, FREDERICKSBURG, VA; HILTON GARDEN INN, ANCHORAGE, AK; HILTON GARDEN INN, MILPITAS, CA.